        As filed with the Securities and Exchange Commission on July 25, 1997.

                                                    Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                       ----------------------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                       ----------------------------------


                             JEFFERIES GROUP, INC.
             (Exact name of registrant as specified in its charter)

             ------------------------------------------------------

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

         --------------------------------------------------------------


                                   95-2848406
                      (I.R.S. Employer Identification No.)

                      ------------------------------------


                          11100 Santa Monica Boulevard
                                   10th Floor
                          Los Angeles, California 90025
          (Address, including zip code, of Principal Executive Offices)

          -------------------------------------------------------------


                             JEFFERIES GROUP, INC.
                  CAPITAL ACCUMULATION PLAN FOR KEY EMPLOYEES
                             JEFFERIES GROUP, INC.
               1993 STOCK OWNERSHIP AND LONG-TERM INCENTIVE PLAN
                            AS AMENDED AND RESTATED
                           (Full title of the plans)

               -------------------------------------------------

                           Frank E. Baxter, President
                             Jefferies Group, Inc.
                          11100 Santa Monica Boulevard
                                   10th Floor
                         Los Angeles, California  90025
                                 (310) 914-1133
 (Name, address and telephone number, including area code, of agent for service)

                        Calculation of Registration Fee
                        -------------------------------

                                                           Proposed            Proposed
                                                            maximum            maximum
           Title of                    Amount              offering            aggregate            Amount of
        securities to be               to be reg-          price per           offering             registration
         registered(1)                 istered(1)          Share               price                fee(4)
        ------------------             ----------          ---------           -----------          ------------
        Common Stock, $.01 par            10,000            $31.00(2)           $  310,000           $  96.88
        value                             shares

                                           6,000            27.375(2)              164,250              51.33
                                          shares

                                          47,000            40.375(2)            1,897,625             593.01
                                          shares

                                          30,000             47.25(2)             1,417,500            442.97
                                          shares

                                          61,000             45.00(2)             2,745,000            857.81
                                          shares

                                       1,846,000            54.875(3)           101,299,250         31,656.02
                                          shares

         Total Amount of Fee                                                                       $33,698.01
                                                                                                   ==========

_____________________________


(1) This registration statement (the "Registration Statement") covers 2,000,000 shares of Common Stock of Jefferies Group, Inc. (the "Company") which may be offered and sold from time to time pursuant to the Company's Capital Accumulation Plan for Key Employees (the "CAP") and the 1993 Stock Ownership and Long-Term Incentive Plan, as amended and restated (the "1993 Plan"). Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the CAP and 1993 Plan.

(2) Computed pursuant to paragraph (h) of Rule 457 for the purpose of calculating the registration fee, based upon the price at which outstanding options may be exercised.

(3) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for shares of Common Stock on July 21, 1997, as reported in the consolidated reporting system for New York Stock Exchange-listed securities.

(4) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: 1/32d of one percent of the proposed maximum aggregate offering price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.      Plan Information.

             Omitted as permitted pursuant to Rule 428 and Form S-8.


Item 2.      Registrant Information.

             Omitted as permitted pursuant to Rule 428 and Form S-8.

                                    PART II

                      INFORMATION REQUIRED IN REGISTRATION
                    STATEMENT AND NOT REQUIRED IN PROSPECTUS


Item 3.          Incorporation of Documents by Reference

                 The following documents of Jefferies Group, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration
Statement:

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                 (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

                 (c) The description of the Common Stock of the Company contained in Amendment No. 2 (filed with the Commission on October 13, 1983) to the Company's Registration Statement on Form S-1 (Registration Number 2-85950 filed on August 18, 1983), incorporated by reference in the Company's Form 8-A (filed with the Commission on March 1, 1984), including any other amendment or report filed for the purpose of updating such description.

                 All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                 Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated in this Registration Statement by reference modifies or supersedes such statement. Any statement so modified shall not be deemed in its unmodified form, and any statement so superseded shall not be deemed, to constitute a part of this Registration Statement.


Item 4.          Description of Securities

                 Not applicable.

Item 5.          Interests of Named Experts and Counsel

                 Not applicable.


Item 6.          Indemnification of Directors and Officers

                 Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the corporation and
(ii), with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses provided for, or granted pursuant to, Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise whether or not the power to indemnify is provided by the statute.

             The By-Laws of the Company (the "By-Laws") provide that the Company is required to indemnify to the fullest extent authorized or permitted by law any current or former director or officer (or his testator or intestate) made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Subject to applicable law, the Company may indemnify an employee or agent of the corporation to the extent that and with respect to such proceedings as the board of directors may determine in its discretion.

             The Amended Certificate of Incorporation of the Company (the "Certificate") provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases) or
(iv) for any transaction from which the director derived an improper personal benefit. The Certificate further provides that if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The Certificate also provides that any amendment, repeal or modification of such provisions shall not adversely affect any right or protection of a director of the Company for any act or omission occurring prior to the date when such amendment, repeal or modification became effective.

             The Company maintains directors' and officers' liability insurance to insure its directors and officers against certain liabilities they may incur while acting in such capacities. The

Company has entered into indemnification agreements with some of its current directors.

Item 7.      Exemption from Registration

                 Not applicable.

Item 8.      Exhibits


             Exhibit              Description
             -------              -----------
             (4)(a)               Amended Certificate of Incorporation is
                                  incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K filed for the fiscal year ended December 31, 1987.

             (4)(b) Amended By-Laws are incorporated by reference to Exhibit 3.2 of the Company's Annual
                                  Report on Form 10-K filed for the fiscal year ended December 31, 1986.

             (5) Opinion of Steven C. Root, Esq., with respect to the legality of securities being registered.

             (15)                 Not applicable.

             (23)(a)              Consent of KPMG Peat Marwick LLP.

             (23)(b)              Consent of Steven C. Root, Esq. (included in
                                  Exhibit 5).

             (24) Powers of Attorney (included on Pages II-7 and II- 8 of this Registration Statement).

             (25)                 Not applicable.

             (27)                 Not applicable.

             (28)                 Not applicable.

             (99)                 Not applicable.



Item 9.      Undertakings

             (a)  The undersigned registrant hereby undertakes:

                          (1)  To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration
Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                          (2)  That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3)  To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures
----------

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 24, 1997.

                                                  JEFFERIES GROUP, INC.



                                                  By: Michael L. Klowden
                                                     -------------------------
                                                      Michael L. Klowden
                                                      President and Chief
                                                      Operating Officer


                 Each person whose signature appears below constitutes and appoints Frank E. Baxter, Chairman of the Board and Chief Executive Officer of the Company, Michael L. Klowden, President and Chief Operating Officer of the Company, and Jerry M. Gluck, Secretary and General Counsel of the Company, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, or his substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Frank E. Baxter                                Chairman of the Board of Directors        July 24, 1997
------------------------------------           and Chief Executive Officer
Frank E. Baxter

Michael L. Klowden                             President and Chief Operating Officer     July 24, 1997
------------------------------------           and Director
Michael L. Klowden

Clarence T. Schmitz                             Executive Vice President and Chief        July 24, 1997
------------------------------------            Financial Officer
Clarence T. Schmitz

Maxine Syrjamaki                                Controller                                July 24, 1997
------------------------------------
Maxine Syrjamaki

Richard G. Dooley                               Director                                  July 24, 1997
------------------------------------
Richard G. Dooley

Tracy G. Herrick                                Director                                  July 24, 1997
------------------------------------
Tracy G. Herrick

Raymond L. Killian, Jr.  Raymond L.             Director                                  July 24, 1997
------------------------------------
Killian, Jr.

Frank J. Macchiarola                            Director                                  July 24, 1997
------------------------------------
Frank J. Macchiarola

Barry M. Taylor                                 Director                                  July 24, 1997
------------------------------------
Barry M. Taylor

Mark A. Wolfson                                 Director                                  July 24, 1997
------------------------------------
Mark A. Wolfson

                                 EXHIBIT INDEX


                                                                                 Sequentially
Exhibit                  Description                                             Numbered Page
-------                  -----------                                             -------------
(4)(a)                   Amended Certificate of Incorporation,
                         incorporated by reference to Exhibit 3.1 of the
                         Company's Annual Report on Form 10-K filed for
                         the fiscal year ended December 31, 1987.

(4)(b)                   Amended By-Laws, incorporated by reference to
                         Exhibit 3.2 of the Company's Annual Report on
                         Form 10-K filed for the fiscal year ended
                         December 31, 1986.

(5) Opinion of Steven C. Root, Esq., with respect to the legality of securities being registered.

(15)                     Not applicable.

(23)(a)                  Consent of KPMG Peat Marwick LLP.

(23)(b)                  Consent of Steven C. Root, Esq. (included in
                         Exhibit 5).

(24)                     Powers of Attorney (included on Pages II-7 and
                         II-8 of this Registration Statement).

(25)                     Not applicable.

(27)                     Not applicable.

(28)                     Not applicable.

(99)                     Not applicable.